Exhibit 10.3
PROMISSORY NOTE
$800,000
January 9, 2024
This Promissory Note (this “Note”) is hereby executed by the undersigned, Cottonwood on Highland, LLC, a Delaware limited liability company (“Borrower”), in favor of Cottonwood Residential O.P., LP, a Delaware limited partnership (“Holder”).
1.    Loan. Borrower hereby promises to pay to the order of Holder the principal amount of Eight Hundred Thousand Dollars and 0/100 Cents ($800,000) (the “Loan”), or so much thereof as may be extended by Holder from time to time, plus interest accrued thereon in the manner and upon the terms and conditions set forth below.
2.    Interest.
2.1    Rate of Interest. This Note shall accrue interest at the rate of 10% per annum, cumulative and not compounded, on the unpaid principal amount of the Loan from the date advanced until fully paid in accordance with the terms hereof. All computations of interest hereunder will be made on the basis of an assumed year of 365 days for the actual number of days elapsed during the applicable accrual period.
2.2    Interest Adjustment. If at any time and for any reason whatsoever the interest rate payable on this Note exceeds the maximum rate of interest permitted to be charged by Holder to Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.
3.    Term and Payment.
3.1    Maturity Date. The entire unpaid principal amount of the Loan and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) December 31, 2026 and (ii) the date of the refinancing of the construction loan made to Borrower for the construction of the Cottonwood Highland Apartment project in the original principal amount of $44,250,000.
3.2    Payment. Payments of accrued and unpaid interest may be paid at the option of Borrower to Holder on a monthly basis in arrears on or before the 15th calendar day of the following month. Accrued interest not paid in any month by Borrower shall be added to the principal balance of this Note. All payments due hereunder shall be paid as immediately available funds by wire transfer to such account of Holder as Holder may specify to Borrower in writing from time to time. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in the specified city or in Salt Lake City, Utah (any such other day being a “Business Day”), such payment shall be made on the next succeeding Business Day. All amounts owing under this Note shall be payable in legal tender of the United States of America.
3.3    Application of Payment. All payments made on account of this Note, including prepayments, shall be applied first to the payment of any accrued and unpaid interest due hereunder, and the remainder shall be applied to the unpaid principal of the Loan.

4.    Default and Acceleration.
4.1    Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note.
4.1.1    Failure to Pay. Borrower shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due, and in each case such payment shall not have been made within 15 days of Borrower’s receipt of Holder’s written notice to Borrower of such failure to pay; provided that, for avoidance of doubt, unpaid interest added to the principal balance of this Note pursuant to Section 3.2 shall not be an Event of Default;
4.1.2    Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vi) take any action for the purpose of effecting any of the foregoing;
4.1.3    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within 30 days of commencement; or
4.1.4    Borrower Admission. Borrower shall admit in writing its inability to pay its debts as they mature.
4.2    Default Interest. Upon the occurrence of any such Event of Default, the interest rate shall immediately be increased to the rate that is the lesser of (i) 12% or (ii) the maximum non-usurious rate permitted under applicable law.
4.3    Acceleration. Upon the occurrence of any such Event of Default, Holder at its election, and without presentment, demand or notice of any kind, all of which are expressly waived by Borrower, may declare the entire outstanding balance of this Note immediately due and payable, together with all costs of collection, including attorneys’ fees.
5.    No Waiver by Holder. The acceptance by Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default.
6.    Attorneys’ Fees and Costs. In the event Holder takes any action to enforce any provision of this Note, either through legal proceedings or otherwise, Borrower shall reimburse Holder upon demand for reasonable attorneys’ fees and all other costs and expenses so incurred. Borrower shall also reimburse

Holder for all attorneys’ fees and costs reasonably incurred in the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to Borrower, or for any action to enforce any judgment rendered hereon or relating to enforcement hereof.
7.    Waivers. To the fullest extent permitted by law and except to the extent such rights are expressly provided in this Note, Borrower waives presentment, demand, protest, notice of dishonor and all other notices with respect to Borrower’s obligations hereunder.
8.    Prepayment. Borrower may prepay this Note in full or in part at any time without prepayment charge.
9.    Unsecured And Nonrecourse. The parties intend that the obligations of Borrower under this Note be unsecured. In no event shall any member or manager of Borrower have any personal liability hereunder.
10.    Assignment. This Note runs to the benefit of Holder and may be assigned, transferred, hypothecated or otherwise conveyed by Holder to any other person or entity (by contract, operation of law or otherwise).
11.    Amendment. This Note may not be amended or modified except by written instruments signed by Borrower and Holder and then only to the extent set forth therein.
12.    Miscellaneous. The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. Borrower represents and warrants to Holder that the obligations hereunder arise out of or in connection with business purposes and do not relate to any personal, family or household purpose. As used herein the term “Borrower” shall include the undersigned Borrower and any other person or entity who may subsequently become responsible for the payment hereof. The term “Holder” shall include the named Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned in accordance with the provisions hereof.
13.    Notices. All notices under this Note shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery or refusal), by facsimile (with confirmation of receipt and a copy sent by nationally recognized overnight courier), mailed (by registered or certified U.S. mail, return receipt requested and postage prepaid) or emailed (with confirmed receipt) to Borrower at the address set forth below:
Cottonwood on Highland, LLC
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
Email: gchristensen@cottonwoodRES.com
14.    Replacement. Upon Borrower’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to Borrower in form and amount or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, in each case, Borrower shall execute and deliver, in lieu thereof, a new Note.
15.    Governing Law. This Note shall be governed by and construed under the laws of the State of Utah. Borrower (i) irrevocably submits to the jurisdiction of any Utah State court or Federal court sitting in the State of Utah, in any action arising out of this Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.
16.    Headings. Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose, and shall not affect the construction of this Note.

BORROWER: Cottonwood on Highland, LLC, a Delaware limited liability company By: /s/ Gregg Christensen Gregg Christensen, Manager

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